UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2019 (the “Closing Date”), Verus International, Inc. (the “Company”) entered into a stock purchase agreement (the “SPA”) with Big League Foods, Inc. (“BLF”) and James Wheeler, the sole stockholder of BLF (the “Seller”). Pursuant to the terms of the SPA, on the Closing Date, the Seller sold all of BLF’s outstanding capital stock, or 1,500 shares (the “Shares”) of common stock, to the Company.

On the Closing Date, the Company paid the Seller $50,000 net of the aggregate amount of any pre-closing liabilities or obligations of BLF (other than the Assumed Company Obligations (as defined in the SPA)) (the “Aggregate Liabilities”) and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. Within ten business days from the date upon which the Company delivers its first invoice for the Product (as defined in the SPA) to a customer, the Company shall pay the Seller an additional $50,000 net of the Aggregate Liabilities and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. In addition, the Company shall pay the Seller earnout payments (the “Earnout Payments”) in an amount not to exceed $5 million during the period commencing on the Closing Date through the quarter including December 31, 2022 (the “Earnout Period”). During the Earnout Period the Seller shall be entitled to receive a payment for each fiscal quarter based on the difference of the Operating Income (as defined in the SPA) minus the Earnout Commission (as defined in the SPA) (the “Difference”). If the Difference is a positive number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall equal the amount of the Earnout Commission. If the Difference is equal to zero or a negative number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall be equal to the Operating Income. During the Earnout Period, the Seller shall be entitled to receive any portion of the Earnout Commission that was excluded from any prior Earnout Payment based on the Difference in the applicable fiscal quarter being a negative number (the “Catch-up Payments”); provided, however, no Catch-up Payment shall be payable following the date on which the final Earnout Payment is made for the last fiscal quarter in the Earnout Period.

Pursuant to the terms of the SPA, prior to the six month anniversary of the Closing Date, the Company shall fund BLF in an amount of up to $500,000. As a condition to closing, on the Closing Date, all officers and directors of BLF resigned from their positions with BLF. In addition, in connection with the SPA, on the Closing Date, BLF entered into an employment agreement with the Seller whereby the Seller will serve as the President of BLF.

The foregoing description of the SPA does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the SPA, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.01 by reference.

Item 8.01 Other Events.

On April 26, 2019, the Company issued a press release announcing the acquisition of BLF. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement by and among Verus International, Inc., Big League Foods, Inc. and James Wheeler dated April 25, 2019.

99.1	Press release dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: April 26, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer